Exhibit 10.10

RIGHTSIDE DOMAINS EUROPE LIMITED

(as Grantor)

SILICON VALLEY BANK

(as Security Trustee for the Secured Parties)

SECURITY DEED

(DEBENTURE)

William Fry

Solicitors

Fitzwilton House

Wilton Place

Dublin 2

www.williamfry.ie

© William Fry 2014

020325.0010.CAH

CONTENTS

SECTION 1.0 – INTERPRETATION		4
1.1	Credit Agreement	4
1.2	Additional Definitions	4
1.3	Interpretation	4
1.4	Certificates	9
SECTION 2.0 - NATURE OF SECURITY AND COVENANT TO PAY		10
2.1	Nature of Security	10
2.2	Covenant to Pay	10
SECTION 3.0 - FIXED CHARGES, ASSIGNMENTS AND FLOATING CHARGE		10
3.1	Fixed Charges	10
3.2	Assignments	12
3.3	Non-assignable	13
3.4	Floating Charge	13
3.5	Crystallisation of Floating Charge	13
3.6	Excluded Assets	14
3.7	Negative Pledge	14
3.8	After Acquired Property	14
3.9	Validity of Charges	15
3.10	Continuing Obligations	15
3.11	Proviso for Redemption/Release/Reassignment	15
SECTION 4.0 - ENFORCEABILITY OF SECURITY		15
4.1	Events of Default	15
SECTION 5.0 - RIGHTS AND POWERS OF THE LENDER		16
5.1	Entry into Possession	16
5.2	Further Right of Possession	16
5.3	Power of Sale	17
5.4	Power of Leasing and Accepting Surrenders	17
5.5	Power to Conduct Business	17
5.6	Due Date for Statutory Purposes	18
5.7	Non-applicability of Sections 92 and 94 of the Act	18
5.8	Position of Third Parties	18
5.9	Receipt of Lender Good Discharge	18
5.10	Application of Monies	18
SECTION 6.0 - APPOINTMENT OF RECEIVER		18
6.1	Power of Appointment	18
6.2	Powers of Receiver to Borrow	21
6.3	Application of Monies by Receiver	21
6.4	Liability of the Lender and Receiver	21
6.5	Receiver Agent of the Grantor	21
6.6	Section 108 of the Act	2
SECTION 7.0 - CONTINUING SECURITY, ETC.		22
7.1	Continuing Security	22
7.2	Opening of New Accounts	22
7.3	Reinstatement	22
7.4	Waiver of Defences	23
7.5	Additional Security	24
SECTION 8.0 - SHARES		24
8.1	Covenants relating to Shares	24
8.2	Deposit of Title Documents	24
8.3	Changes to Rights	24
8.4	Calls	24
8.5	Other Obligations in respect of Shares	24
8.6	Voting and Dividend Rights	25
SECTION 9.0 - SECURITY ACCOUNTS		25
9.1	Covenants relating to Security Accounts	25
9.2	Security Accounts	25
9.3	Withdrawals	25
9.4	Notices of Charge	25
SECTION 10.0 - BOOK DEBT RECEIVABLES ACCOUNT		26
10.1	Covenants relating to Book Debt Receivables Account	26
10.2	Book Debt Receivables Account	26
10.3	Receipts	26
10.4	Withdrawals	26
10.5	Notices of Charge	26
10.6	Legal Assignment	27
SECTION 11.0 - RELEVANT CONTRACTS/INSURANCES		27
11.1	Covenants relating to Relevant Contracts and Insurances	27

11.2	Preservation	27
11.3	Further Undertakings	27
11.4	Notices of Assignment	27
SECTION 12.0 - INTELLECTUAL PROPERTY		28
12.1	Covenants relating to Intellectual Property	28
12.2	Intellectual Property	28
SECTION 13.0 - GENERAL PROVISIONS		28
13.1	Assignment	28
13.2	Consolidation	28
13.3	Protection of Purchaser	28
13.4	No Waivers, Remedies Cumulative	29
13.5	Set-off	29
13.6	Preferential Claims	29
13.7	Power of Attorney	29
13.8	Waiver	29
13.9	Enforcement of Other Rights	30
13.10	Appropriations	30
13.11	Authority of the Lender	30
13.12	Duty; Obligations and Liabilities	30
13.13	Obligations and Liabilities with respect to Security Assets	31
13.14	Additional Powers	31
13.15	Notices	33
13.16	Non-Competition	34
13.17	Counterparts	34
13.18	Governing Law and Jurisdiction	34
SCHEDULE 1		36
	SCHEDULED PROPERTY	36
SCHEDULE 2		37
PART 1		37
	THE FIXTURES AND FITTINGS	37
PART 2		37
	THE RELEVANT CONTRACTS	37
PART 3		37
	THE LICENCES	37
PART 4		37
	THE SHARES	37
PART 5		37
	THE INTELLECTUAL PROPERTY	37
PART 6		37
	THE SECURITY ACCOUNTS	37
PART 7		37
	THE BOOK DEBT RECEIVABLE ACCOUNT	37
SCHEDULE 3		38
PART 1		38
	FORM OF LETTERS FOR SECURITY ACCOUNT	38
PART A		38
	NOTICE TO ACCOUNT BANK	38
PART B		40
	ACKNOWLEDGEMENT OF SECURITY ACCOUNT BANK	40
PART 2		41
	FORMS OF LETTER FOR CONTRACTS	41
PART A		41
	NOTICE TO COUNTERPARTY	41
PART B		42
	ACKNOWLEDGEMENT OF COUNTERPARTY	42
PART 3		43
PART A		43
	NOTICE OF ASSIGNMENT OF INSURANCES	43
PART B		45
	LETTER OF UNDERTAKING	45
PART 4		47
	FORM OF NOTICE TO AND ACKNOWLEDGEMENT FROM BANK OPERATING BOOK DEBT RECEIVABLES ACCOUNT	47

THIS DEED is made on August 1, 2014

BETWEEN:

(1)RIGHTSIDE DOMAINS EUROPE LIMITED, a company incorporated in Ireland with registered number 499862 and having its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2 (the “Grantor”); and

(2)SILICON VALLEY BANK, a Californian banking corporation having its principal place of business at 15260 Ventura Blvd, Suite 1800, Sherman Oaks, CA 91403, USA (as security trustee on behalf of each of the Secured Parties) (the “Lender”).

RECITALS

A.The Grantor has entered into the Credit Agreement with, amongst others, the Lender.

B.It is a condition of the Credit Agreement that the Grantor enter into this Deed in favour of the Lender as security trustee on behalf of the Secured Parties.

C.The Grantor and the Lender intend this document to have effect as a Deed.

D.The directors of the Grantor are satisfied that it is in the best interests of and for the corporate benefit of the Grantor to enter into this Deed.

THIS DEED WITNESSES as follows:

SECTION 1.0 - INTERPRETATION

1.1Credit Agreement

Capitalised terms used in this Deed shall have the same meaning in this Deed as in the Credit Agreement unless otherwise provided in this Deed.

1.2Additional Definitions

In this Deed (including the Recitals) the following expressions shall, unless the context otherwise requires, have the following meanings, namely:

1.2.1"Act", the Land and Conveyancing Law Reform Act 2009;

1.2.2"Account Bank",  such bank as shall be approved by the Lender;

1.2.3"Assigned Property", all assets and property assigned by this Deed and such expression shall include any part or parts of the Assigned Property;

1.2.4“Business”, the business associated with managing, marketing and operating registries with respect to any gTLDs delegated by ICANN, which are operated in accordance with any registry agreement;

1.2.5“Business Intellectual Property Rights”, Intellectual Property Rights owned, used or held exclusively or predominantly in, or in connection with, the Business;

1.2.6"Book Debt Receivables", all present and future book debts and other debts, rentals, sales proceeds, royalties, fees, revenues, value added tax and monetary claims and all other amounts at any time recoverable or receivable by, or due or owing to, the Grantor

(whether actual or contingent and whether arising under contract or in any other manner whatsoever) together with:

(a)the benefit of all rights, guarantees, Lien and remedies relating to any of the foregoing (including without limitation, claims for damages and other remedies for non-payment of the same, all entitlements to interest, negotiable and non-negotiable instruments, indemnities, reservations of property rights, rights of tracing and unpaid vendor's liens and similar associated rights);

(b)all things in action which may give rise to a debt, revenue or claim and all other rights and remedies of whatever nature in respect of the same; and

(c)all proceeds of any of the foregoing;

1.2.7"Book Debt Receivables Account", the bank account(s) in the name of the Grantor as more particularly listed in Part 7 of Schedule 2 (Book Debts) and with the banks and bearing the account numbers set out therein, or any account or accounts replacing the same from time to time (in whatever currency) and the debt represented thereby;

1.2.8"Charged Property", all property and assets charged by this Deed, the Floating Charge Property and the Scheduled Property and such expression shall include any part or parts of the Charged Property;

1.2.9"Companies Acts",  the Companies Acts 1963 to 2013 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, the Companies (Amendment) Act 2009 and the Companies (Miscellaneous Provisions) Act 2009, including all Acts of the Oireachtas and statutory instruments which are to be read as one with, or construed or read together as one with, such Acts and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, and every statutory modification or re-enactment thereof for the time being in force (or, where the context so admits or requires, any one or more of such Acts;

1.2.10"Credit Agreement",  the credit agreement dated on or about the date of this Deed between (1) Rightside Group, Limited, Rightside Operating Co and eNom, Inc. (as U.S. Borrowers), (2) DMIH Limited, United TLD HoldCo Ltd and Rightside Domains Europe Limited (as Non-U.S. Borrowers) and (3) the Lender;

1.2.11"Fixtures and Fittings", all present and future, fixed and moveable fixtures and fittings (including trade fixtures and fittings) and fixed plant, machinery, equipment, implements, motor vehicles and utensils from time to time on any freehold or leasehold property charged by or pursuant to this Deed or otherwise thereon or owned by the Grantor from time to time, including, but not limited to the fixtures, fittings, plant, machinery, equipment, implements, motor vehicles and utensils set out in Part 1 of Schedule 2  (Fixtures and Fittings);

1.2.12"Floating Charge Property", the property of the Grantor charged by way of floating charge pursuant to Clause 3.4 of this Deed;

1.2.13"Group", Rightside Group, Limited, its holding company and its subsidiaries (if any) and any subsidiary or subsidiaries of its holding company (if any) from time to time;

1.2.14“ICANN”, means the Internet Corporation for Assigned Names and Numbers;

1.2.15"Insurances", contracts and policies of insurance (including, for the avoidance of doubt, all cover notes), including but not limited to the contracts and policies, existing as at the date hereof and listed in Part 8 of Schedule 2  (Insurances) and such other contracts and policies which are taken out after the date of this Deed by or on behalf of the Grantor or (to the extent of such interest) in which the Grantor has an interest (and including, in each case, all key man policies) and all claims, proceeds and returns of premiums of each such contract and policy;

1.2.16"Intellectual Property", all copyrights, patents, trade marks, utility models, publication rights, registered designs, (including applications and rights to apply therefor and all renewals, modifications, extensions and derivations thereof), inventions, rights, service marks, rights in trade dress or get-up, trade and business names, domain names, domain name portfolios and top-level domain names, including domain name suffixes, also known as generic Top Level Domains, approved by ICANN, all Business Intellectual Property Rights,  confidential information and know-how, rights in computer software, database rights, topography rights, trade secrets, goodwill, Software and all other intellectual property rights of a similar nature in any part of the world and all fees, royalties and other rights and benefits of every kind deriving from any of the above and which now or at any time hereafter belong to the Grantor including, but not limited to, those listed in Part 5 of Schedule 2  (Intellectual Property);

1.2.17"Intercompany Loans", all Indebtedness in respect of which one member of the Group is the creditor of another member of the Group;

1.2.18“Intercreditor Agreement”, a subordination and intercreditor agreement dated on or about the date hereof between (1) Obsidian Agency Services, Inc (as administrative agent for the Fund Lenders) (as defined therein), (2) Silicon Valley Bank and (3) Rightside Group Limited.

1.2.19"Licences", all licences now or from time to time hereafter held by or on behalf of the Grantor and all licences pertaining to the Scheduled Property, including but not limited to the licences specified in Part 3 of Schedule 2  (Licences), as the same may be amended, varied, extended, renewed or supplemented from time to time, including the benefit of any authorisation (statutory or otherwise) held in connection with the use of any of the Security Assets and the right to recover and receive compensation which may be payable to it in respect of any such authorisation and/or licence;

1.2.20"Receiver", any one or more receivers and/or manager appointed by the Lender in respect of the Grantor over all or any part of the Security Assets;

1.2.21"Related Rights", in relation to any Shares:

(a)all dividends, distributions, interest and other income paid or payable after the date hereof on all or any of the Shares;

(b)all stocks, shares, securities (and the dividends and interest thereon), rights, money or property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of any of the Shares or in substitution or exchange for any of the Shares;

(c)all rights relating to any of the Shares which are deposited with or registered in the name of any depositary, custodian, nominee, clearing house or system, investment manager, chargee or other similar person or their nominee (including rights against any such person); and

(d)all other rights attaching or relating to any of the Shares and all cash or other securities or investments in the future deriving from any of the Shares or such rights;

1.2.22"Relevant Contracts", each contract, agreement and instrument assigned or purported to be assigned pursuant to Clause 3.2.3(a) (as the same may be amended, restated, substituted, supplemented or otherwise modified or replaced), including, but not limited to those or contracts, agreements and instruments more particular details of which are set out in Part 2 of Schedule 2  (Relevant Contracts);

1.2.23"Rental Income", all rents, fees and other amounts payable or paid to or for the benefit of the Grantor pursuant to, or in contemplation of, any occupational lease;

1.2.24"Scheduled Property", all premises intended to be mortgaged, charged or assigned by this Deed listed at Schedule 1 hereto and such expressions shall include any part or parts of the Scheduled Property and any rights and appurtenances appertaining thereto;

1.2.25"Secured Obligations", all Obligations owing or incurred by the Non-U.S. Borrowers to the Secured Parties under the Loan Documents whether present or future, actual or contingent (and whether incurred solely or jointly, or jointly and severally, and whether as principal or surety or in some other capacity);

1.2.26"Security Accounts", the bank accounts in the name of the Grantor as more particularly listed in Part 6 of Schedule 2  (Security Accounts) and with the banks and bearing the account numbers set out therein, and any account or accounts replacing the same from time to time and the debt represented thereby;

1.2.27"Security Assets", all assets, undertakings, rights and property of the Grantor (both present and future), the subject of any security created pursuant to this Deed and includes for the avoidance of doubt, the Grantor's rights and interest in the Assigned Property, the Floating Charge Property and the Charged Property;

1.2.28"Security Period", the period beginning on the date of this Deed and ending on the date on which the Lender irrevocably confirms in writing that all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full;

1.2.29"Shares", all shares specified in Part 4 of Schedule 2  (Shares) under the heading "Shares" and all other shares, stocks, debentures, bonds, warrants, coupons or other securities and investments and all other interests (including, but not limited to, loan capital), in each case together with all Related Rights, now or in the future owned from time to time by, or on behalf of the Grantor, in whatever form in every company, corporation, firm, entity or consortium wheresoever situate;

1.2.30"Software":

(a)all computer programs, including source code and object code versions;

(b)all data, databases and compilations of data, whether machine readable or otherwise; and

(c)all documentation, training materials and configurations related to any of the foregoing.

1.3Interpretation

1.3.1Clause 1.3 of the Credit Agreement shall apply to this Deed unless otherwise provided in this Deed.

1.3.2In addition to Clause 1.3.1:

(a)an “amendment”, includes a supplement, amendment, novation, restatement or re-enactment and “amended” is to be construed accordingly;

(b)“assets”, includes present and future properties, revenues and rights of every description;

(c)an “authorisation”, includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(d)“company”, includes a corporation or a body corporate;

(e)“dispose”, means to sell, transfer, grant, lease, lend, grant options over or otherwise dispose of and “disposal” is to be construed accordingly;

(f)"examiner", means an examiner appointed under the provisions of the Companies Acts 1963-2013;

(g)“Grantor”, means the Grantor, its successors and permitted assigns;

(h)a provision or matter “including” or which “includes” shall be construed without limitation to any events, circumstances, conditions, acts or matters listed or specified after those words;

(i)the “Lender” and “Secured Party”  shall mean the Lender and each Secured Party respectively, its and their successors, assigns, participants and novatees and this Deed shall be enforceable notwithstanding any change in the constitution of the Lender or any Secured Party or the absorption of the Lender or any Secured Party in or amalgamation with any other person or the acquisition of all or part of the undertaking of the Lender or a Secured Party by any other person;

(j)a  “Loan Document” or any other document, agreement or instrument is a reference to that Loan Document or other document, agreement or instrument as amended, restated, assigned, novated, varied, supplemented or replaced from time to time;

(k)a  “person”, includes any individual, company, government, state, agency, organisation, association, body, department, trust, partnership (whether or not having separate legal personality) or any other entity of any description;

(l)a  “regulation”, includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(m)“subsidiary” and “holding company”, means a subsidiary or a holding company as defined by Section 155 Companies Act, 1963 and “subsidiaries” and “holding companies” and cognate words shall be construed accordingly;

(n)the “winding up”, “dissolution” or “examinership” of a company shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which a company carries on business including, but not limited to, the seeking of liquidation, winding up, reorganisation, dissolution, examinership, administration, arrangements, adjustment, protection or relief of debtors.

(o)a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(p)a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Deed; and

(q)words denoting the neuter shall include the masculine and feminine and vice versa.

1.3.3Unless the contrary intention appears, the index to and the headings in this Deed do not affect its interpretation.

1.3.4If the Lender considers that an amount paid by any Non-U.S. Borrower to the Lender under any Loan Agreement is capable of being avoided or otherwise set aside on the liquidation or examinership of the Grantor or otherwise, then such amount shall not be considered to have been irrevocably paid for the purposes hereof.

1.3.5Notwithstanding anything to the contrary in this Deed, the obligations, liabilities and undertakings under this Deed shall be deemed not to be undertaken or incurred to the extent that the same would:

(a)constitute unlawful financial assistance prohibited by Section 60 of the Companies Act 1963 (or any analogous provision of any other applicable law); or

(b)constitute a breach of Section 31 of the Companies Act 1990 (or any analogous provision of any other applicable law).

1.4Certificates

Any certificate or determination of the Lender as to any amounts owing under this Deed will be conclusive and binding on the Grantor, save in the case of manifest error.

SECTION 2.0 - NATURE OF SECURITY AND COVENANT TO PAY

2.1Nature of Security

2.1.1All the security created under this Deed:

(a)is created in favour of the Lender as security trustee on behalf of the Secured Parties;

(b)is created over all of the present and future assets of the Grantor save for the Excluded Assets; and

(c)is security for the payment of all the Secured Obligations.

2.1.2If the Grantor is prohibited from creating security over any of its assets (including for the avoidance of doubt, its rights under any document) without obtaining the consent of a third party:

(a)the Grantor must notify the Lender promptly upon it becoming aware of the same; and

(b)the fixed charge or assignment created by this Deed shall not take effect as regards the relevant asset until such consent is obtained, at which time that asset shall immediately become subject to such charge or assignment;

(c)if applicable, the security created by this Deed will secure all amounts which the Grantor may receive, or has received, under that document but exclude the document itself including, but not limited to, all damages, compensation, remuneration, profit, proceeds, rent or income derived therefrom; and

(d)unless the Lender otherwise requires, the Grantor must use its best endeavours to promptly obtain the consent of such third party to that asset being secured under this Deed.

2.2Covenant to Pay

The Grantor hereby unconditionally and irrevocably covenants with the Lender as security trustee for the Secured Parties that it will pay, discharge or perform the Secured Obligations on the due date therefor.  Any amount not paid hereunder when due shall bear interest (after as well as before judgment and payable on demand) at the Default Rate from time to time (compounding on a monthly basis) from the due date until the date such amount is unconditionally and irrevocably paid and discharged in full.

SECTION 3.0 - FIXED CHARGES, ASSIGNMENTS AND FLOATING CHARGE

3.1Fixed Charges

Subject to Clauses 3.6 and 3.11, the Grantor, as legal and beneficial owner, as continuing security for the payment, performance and discharge of all of the Secured Obligations hereby charges in favour of the Lender as security trustee on behalf of the Secured Parties, by way of first fixed charge, all its present and future rights, title, interest and benefit in and to:

3.1.1all its estate, right, title and interest in any land, premises or buildings (including the Scheduled Property) now belonging to the Grantor (whether or not the legal title is vested in the Grantor or registered in the name of the Grantor) and all future estate, right, title and interest of the Grantor in such land, premises or buildings and in any other immovable property (in each case whether freehold or leasehold and whether or not registered) vested in or held by or on behalf of the Grantor from time to time and the proceeds of sale thereof together in all cases (to the extent the same are not already subject to an effective fixed security hereunder) all fixtures and fittings (including trade fixtures) and all fixed plant and machinery from time to time in or on such land, premises or buildings with the payment, performance and discharge of the Secured Obligations, and hereby assents to the registration of such charges as a burden on such freehold, leasehold and other immovable property (as applicable);

3.1.2the Licences;

3.1.3the Shares and all Related Rights;

3.1.4the Fixtures and Fittings;

3.1.5all of its rights in respect of any amount standing to the credit of any account (including without prejudice to the generality of the foregoing, the Security Accounts and the Book Debt Receivables Account) it has with any person and the debt represented by it;

3.1.6all Book Debt Receivables, all other moneys due and owing to the Grantor and the benefit of all rights, securities or guarantees of any nature enjoyed or held by it in relation to each of the same;

3.1.7all its Intellectual Property, provided that to the extent that a fixed charge is not created over any of the Intellectual Property by this Clause 3.1.7, the charge thereover purported to be effected by this clause shall operate as an absolute assignment of any and all damages, compensation, remuneration, profit, rent, royalty or income which the Grantor may now or at any time hereafter derive therefrom or be awarded or entitled to in any respect thereof;

3.1.8all of its beneficial interest, claim or entitlement in and to any pension fund and in and to any asset of any pension fund;

3.1.9all of its goodwill;

3.1.10all of the uncalled capital of the Grantor and all rights and claims to which the Grantor is now or may hereafter become entitled as a result of any calls made in relation thereto;

3.1.11all rights and claims to which the Grantor is now or may hereafter become entitled in relation to or in connection with the Security Assets, including those against any manufacturer, supplier, installer, builder, contractor, professional advisor, lessee or licensee and any guarantor or surety for the obligations of any such person and, to the extent that any of the Security Assets are now or at any time hereafter hired, leased or rented to any other person, the rights under the hiring, leasing or rental contract or agreement and any guarantee, indemnity or security for the performance of the obligation of such person and any other rights and benefits relating thereto; and

3.1.12all rights and benefits in respect of the Insurances and all claims and returns of premiums in respect thereof to the extent that they are not effectively assigned by Clause 3.3 below.

3.2Assignments

Subject to Clause 3.6 and Clause 3.11, the Grantor, as legal and beneficial owner as continuing security for the payment, performance and discharge of all of the Secured Obligations hereby assigns and agrees to assign absolutely to the Lender as security trustee on behalf of the Secured Parties by way of first fixed security, all its present and future right, title, interest and benefit in and to:

3.2.1(insofar as the same are capable of assignment) the benefit of:

(a)all rights of the Grantor to be paid or receive compensation under any statute by reason of any compulsory acquisition, requisition or other exercise of compulsory power in relation to the Scheduled Property or any part thereof or any refusal, withdrawal or modification of planning permission or approval relative thereto or any control or restriction imposed on or affecting the use of all or any part of the Scheduled Property and so that the production of this Deed to the local authority, government body or agency or other person liable to pay such compensation shall be a sufficient authority to such local authority, government body or agency or other person to pay the same to the Lender and the Lender shall have power to give good receipt therefor; and

(b)any covenant or undertaking for the making of roads and footpaths, laying down of sewers or the provision of all other usual services including street lighting and the payment of road charges or other private street improvement of the Scheduled Property and any indemnity against payment of such charges or expenses;

and hereby irrevocably appoints the Lender to be its attorney and in its name and on its behalf to:

(i)claim, assess, agree, recover any such compensation; and

(ii)exercise any such right or to give any such notice or counter-notice concerning the Scheduled Property as by or under any statute the Grantor may be entitled to exercise or give against or to any local or other competent or appropriate authority;

3.2.2(insofar as the same are capable of assignment) the Insurances and all proceeds in respect of the Insurances and all rights and benefits in respect of the Insurances (including all claims relating to the Insurances and all returns of premiums in respect thereof);

3.2.3(insofar as the same are capable of assignment)  all of its rights and benefits (but not its obligations) in respect of:

(a)the Relevant Contracts (including all monies payable to the Grantor and all claims, awards and judgments in favour of or received or receivable by the Grantor under or in connection with any Relevant Contracts);

(b)all occupational leases;

(c)all Rental Income;

(d)all guarantees of Rental Income contained in or relating to any occupational lease;

(e)all letters of credit issued in its favour; and

(f)all bills of exchange and other negotiable instruments held by it; and

3.2.4all of its rights in respect of any Intercompany Loans to which it is a party.

3.3Non-assignable

To the extent that any such right, title and interest described in Clause 3.2.2 or 3.2.3 is not assignable or capable of assignment:

3.3.1the assignment purported to be effected by Clause 3.2 shall operate as:

(a)in the case of the Insurances, an assignment of any and all present and future proceeds of the Insurances; and

(b)in the case of the Relevant Contracts, occupational leases, guarantees of Rental Income and letters of credit (as the case may be) an assignment of all present and future damages, compensation, remuneration, profit, rent, income or monies which the Grantor may derive therefrom or be awarded or entitled to in respect thereof; and

in each case as continuing security for the payment and performance of the Secured Obligations; and

3.3.2the Grantor shall hold the benefit of any such right, title and interest in trust for the Lender.

3.4Floating Charge

The Grantor, as beneficial owner, as continuing security for the payment, performance and discharge of the Secured Obligations, hereby charges in favour of the Lender on behalf of the Secured Parties by way of first floating charge all of the Grantor’s stock-in-trade, inventory and raw materials together with the whole of the Grantor’s undertakings, property, assets and rights whatsoever and wheresoever both present and future, other than any assets for the time being effectively mortgaged or charged to the Lender on behalf of the Secured Parties by way of mortgage or fixed charge or effectively assigned to the Lender on behalf of the Secured Parties (whether at law or in equity) pursuant to Clause 3.1, 3.2 and 3.3 of this Deed or otherwise subject to an effective fixed security in favour of the Lender on behalf of the Secured Parties.

3.5Crystallisation of Floating Charge

3.5.1The Lender may at any time:

(a)on or after the occurrence of an Event of Default which is continuing; and

(b)if it shall appear to the Lender that all or a substantial part of the Floating Charge Property is in danger of being seized or sold under any form of distress or execution levied or threatened to be levied or to be otherwise in jeopardy;

by notice in writing to the Grantor convert the floating charge with immediate effect into a fixed charge with regard to any Floating Charge Property specified in the notice.

3.5.2Notwithstanding Clause 3.5.1 and without prejudice to any rule of law which may have a similar effect, the floating charge shall automatically be converted with immediate effect into a fixed charge as regards the Floating Charge Property and without notice from the Lender to the Grantor on:

(a)the Grantor ceasing to carrying on its business;

(b)the presentation of a petition for the compulsory winding up of the Grantor;

(c)the convening of a meeting for the passing of a resolution for the voluntary winding up of the Grantor;

(d)the appointment by any person of a receiver and/or manager to the Grantor or any of its assets;

(e)the presentation of a petition for the appointment of an examiner to the Grantor or any related company;

(f)the creation or attempted creation of any Lien over all or any part of the Floating Charge Property without the prior consent in writing of the Lender or the levying or attempted levying by any person of any distress, execution, sequestration or other process against any of the Floating Charge Property; or

(g)the issuance of a notice to the Grantor striking the Grantor off the register of companies.

3.6Excluded Assets

Notwithstanding Clauses 3.1 to 3.5 (inclusive), no Lien or security interest is hereby granted on any Excluded Assets and references in this Deed to Security Assets shall be deemed to exclude any Excluded Assets.

3.7Negative Pledge

3.7.1The Grantor shall not, save as otherwise permitted by the terms of the Loan Documents:

(a)create or permit to subsist any Lien on any Security Asset; or

(b)sell, transfer, licence, lease, grant any option over or otherwise dispose of any Security Asset or enter into any agreement to sell, transfer, licence, lease, grant any option over or otherwise dispose of any Security Asset.

3.7.2The Grantor, without prejudice to Clause 3.7.1(a) and (b) above but in addition to the restrictions in those sub-clauses, shall not sell, assign, charge, factor or discount or in any other manner deal with any of the Book Debt Receivables without the prior written consent of the Lender.

3.8After Acquired Property

If and whenever the Grantor shall acquire after the date of this Deed any freehold, leasehold or other immovable property it shall forthwith inform the Lender in writing of the acquisition and as soon as may be practicable if so required by the Lender deliver to the Lender the deeds and documents in its possession relating to the property so acquired and the Grantor shall, if required by the Lender, at the Grantor's own expense, execute, deliver, sign, and do all acts and deeds which shall be necessary to grant to the Lender a first fixed charge on such property in such form as the Lender on behalf of the Secured Parties shall require as further security for all monies intended to be hereby secured.  Forthwith upon the acquisition of any land, the title to which is registered or required to be registered under the Registration of Title Act, 1964, the Grantor shall give notice to the Lender and shall furnish the Lender with such information regarding such land as the Lender may reasonably require and to produce the relevant land certificate to the Lender if required by the Lender to register a Lien as a burden against the Charged Property.

3.9Validity of Charges

The charges hereby created shall be and shall be deemed to be effective and shall have effect whether or not the principal monies and interest and all other sums intended to be hereby secured or any part thereof shall be advanced before or after or upon the date of the execution of these presents.

3.10Continuing Obligations

Notwithstanding any other provisions of this Deed:

3.10.1the Grantor shall remain liable under any contracts (including the Relevant Contracts), agreements and other documents included in the Security Assets (to the extent set forth therein) to perform all of its duties and obligations thereunder to the same extent as if this Deed had not been executed;

3.10.2the exercise by the Lender of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under such contracts, agreements and other documents; and

3.10.3the Lender shall not have any obligation or liability under any such contracts, agreements or other documents included in the Security Assets by reason of this Deed, nor shall the Lender be obligated to perform any of the obligations or duties or to discharge any of the liabilities of the Grantor thereunder or to make any payment or any enquiry as to the nature or sufficiency of any payment received by it or the Grantor or to take any action to collect or enforce any such contract, agreement or other document.

3.11Proviso for Redemption/Release/Reassignment

Upon satisfaction in full of the Secured Obligations and subject to the Grantor ceasing to have any liability (whether actual or contingent) to the Lender on behalf of the Secured Parties in respect of the Secured Obligations in accordance with the terms of this Deed and the Secured Parties ceasing to be under any commitment to advance any amounts to any Credit Party and upon the payment of all costs, charges and expenses incurred by the Lender or any Receiver in relation to this Deed effected by operation of law or pursuant to any judgment, decree or act of the Grantor the security hereby constituted shall be automatically released and all rights to the Security Assets shall revert to the Grantor.  The Lender will at any time thereafter at the request and cost of the Grantor (but subject to the rights and claims of any person having prior rights to the Security Assets or any of them)  execute and do all such deeds, acts and things that may be necessary to surrender, reassign, discharge or release the charges and assignments hereby created and reconvey or surrender to the Grantor or its assigns the Security Assets.

SECTION 4.0 - ENFORCEABILITY OF SECURITY

4.1Events of Default

The security hereby constituted shall immediately become enforceable and the floating charge hereby granted shall immediately crystallise and become a specific charge and all rights of the

Grantor to deal for any purpose whatsoever with the Security Assets or any part thereof following the occurrence of an Event of Default which is continuing.

SECTION 5.0 - RIGHTS AND POWERS OF THE LENDER

5.1Entry into Possession

At any time after the security hereby constituted shall have become enforceable the Lender may, in its absolute discretion:

5.1.1enforce all or any part of the security in any manner it sees fit and the power of sale and other powers conferred on mortgagees by the Act shall apply to this Deed in each case as varied or extended by this Deed without the need to obtain the consent of the Grantor or an order for possession under Sections 97 or 98 of the Act; and/or

5.1.2without further notice or demand, enter into possession of the Security Assets (or any part thereof); and/or

5.1.3sell, call in, collect, convert into money or otherwise deal with the Security Assets (or any part thereof) with the power to sell any of the Security Assets either together as one lot or in parcels and either by public auction, tender or private contract and either for a sum on account and a charge for the balance with full power upon every such sale to make any special or other stipulation as to the title or evidence of commencement of title or otherwise which the Lender and/or any Receiver shall think proper and with full power to give an option to purchase all or any part of the Security Assets, buy in, rescind or vary any contract for the sale of the Security Assets or any part thereof and to resell the same without being responsible for any loss which may be occasioned thereby and with full power to compromise and effect compositions and for the purposes aforesaid or any of them to execute and do all such assurances and things as it shall think fit and any and all monies expended by the Lender on behalf of the Secured Parties and/or any Receiver under this Section shall be deemed to be expenses properly incurred by the Lender and/or any Receiver.

PROVIDED THAT Section 99 of the Act shall not apply to this Deed and neither the Lender nor any Receiver shall be obliged to take any steps to sell or lease the Security Assets (or any part thereof) after going into possession of the Security Assets (or any part thereof) and the Lender and any Receiver shall have absolute discretion as to the time of exercise of the power of sale and the power of leasing and all other powers conferred on them by the Act or otherwise.  The rights of the Lender and any Receiver are without prejudice to and in addition to any right of possession (express or implied) to which the Lender and/or any Receiver is otherwise entitled (whether by virtue of this Deed, operation of law,  statute, contract or otherwise).

5.2Further Right of Possession

In addition to the powers hereunder given the Lender may enter into possession of and hold or appoint a Receiver to take possession of any part of the Security Assets which may at any time appear to it in danger of being taken under any process of law by any creditor of the Grantor or to be otherwise from any cause whatever in jeopardy and to any Receiver appointed under this Clause the provisions of Clause 6.1 shall apply mutatis mutandis and the Lender may at any time give up possession or withdraw the receivership.

5.3Power of Sale

At any time after the security hereby constituted has become enforceable the power of sale and all other powers conferred on mortgagees by the Act shall be exercisable immediately without the need:

5.3.1for the occurrence of any of the events specified in sub-sections (a) to (c) of section 100(1) of the Act; or

5.3.2to give notice as specified in the final proviso to section 100(1) of the Act; or

5.3.3to obtain the consent of the Grantor or a court order authorising the exercise of the power of sale under sections 100(2) or (3) of the Act; or

5.3.4to give any notice to the Grantor under section 103(2) of the Act.

Section 94 of the Act shall not apply to any security constituted by this Deed or any enforcement of such security.

5.4Power of Leasing and Accepting Surrenders

The statutory powers of leasing conferred on the Lender and any Receiver are extended so as to authorise the Lender and any Receiver to lease, make agreements for leases, accept surrenders of leases and make agreements to accept surrenders of leases as it or he may think fit and without the need to comply with any provision of sections 112 to 114 of the Act.  Without prejudice to the generality of the foregoing, the Lender and any Receiver may exercise the statutory power to accept surrenders of leases conferred by the Act for any purpose that it or he thinks fit and not just for the purpose of granting new leases under section 112 of the Act and any new lease granted by the Lender or any Receiver following the acceptance of a surrender need not comply with the requirements of section 114(3) of the Act.

5.5Power to Conduct Business

At any time after the occurrence of an Event of Default which is continuing and until the whole of the Security Assets shall be sold, called in, collected or converted under the powers of conversion the Lender may if it shall think fit so to do, carry on the business of the Grantor in and with the Security Assets and may manage and conduct the same as it shall in its discretion think fit and for the purposes of the said business may employ such agents, managers, Receivers, accountants and servants upon such terms as to remuneration or otherwise as it shall think proper and may exercise all rights of voting conferred by any part of the Security Assets and otherwise deal with and exercise or permit to be exercised any powers or rights incidental to the ownership of any of the Security Assets on such terms and conditions and generally in such manner as it may deem expedient and generally may do or cause to be done all such acts and things and may enter into such arrangements respecting the Security Assets or any part thereof as it could do it if was absolutely entitled thereto and without being responsible for any loss or damage which may arise or be occasioned thereby. The Lender shall out of the profits and income of the Security Assets and the monies to be made by it in carrying on the said business pay and discharge the expenses incurred in and about the carrying on and management of the said business or in the exercise of any of the powers conferred by this Section or otherwise in respect of the Security Assets and all outgoings which it shall think fit to pay and shall pay and apply the residue of the said profits, income and monies in the same manner as hereinbefore provided with respect of the monies to arise from any sale, calling in, collection or conversion under the powers of conversion.

5.6Due Date for Statutory Purposes

For the purpose of all powers implied by statute (but not otherwise), the Secured Obligations are deemed to have become due on the date of this Deed.

5.7Non-applicability of Sections 92 and 94 of the Act

Section 92 of the Act shall not apply to this Deed.  Section 94 of the Act shall not apply to the security constituted by this Deed or any enforcement of such security.

5.8Position of Third Parties

No person (including a purchaser) dealing with the Lender or any Receiver or its or his attornies or agents will be concerned to enquire:

5.8.1whether any of the Secured Obligations have become payable or remain due; or

5.8.2whether due notice has been given to any person; or

5.8.3whether any power which the Lender or any Receiver is purporting to exercise has become exercisable or has been or is being properly exercised; or

5.8.4whether the Receiver is authorised to act; or

5.8.5how any money paid to the Lender as security trustee on behalf of the Secured Parties or to any Receiver is to be applied,

and all protections to purchasers contained in sections 105, 106 and 108(5) of the Act shall apply to any person (including a purchaser) dealing with the Lender or any Receiver in like manner as if the statutory powers of sale and appointing a receiver had not been varied or extended by this Deed.

5.9Receipt of Lender Good Discharge

Upon any sale, calling in, collection or conversion or other dealing under any of the provisions herein contained the receipt of the Lender or any Receiver for the purchase money of the Security Assets sold or for any other monies paid to it shall effectually discharge the purchaser or person paying the same therefrom and from being concerned to see to the application or the loss or misapplication thereof.

5.10Application of Monies

Notwithstanding section 109 of the Act, the Lender shall hold the monies arising from any exercise of the powers of sale or conversion upon trust that it shall thereout in the first place pay or retain or provide for the payment or satisfaction of the costs and expenses and liabilities incurred in or about the execution of such powers or otherwise in relation to these presents and shall apply the residue of such monies in accordance with Clause 8.3 of the Credit Agreement.

SECTION 6.0 - APPOINTMENT OF RECEIVER

6.1Power of Appointment

At any time after the occurrence of an Event of Default which is continuing (and so that no delay or waiver of the right to exercise the powers hereby conferred shall prejudice the future exercise of such powers) and without the need for the occurrence of any of the events specified in section

108(1)(a) to (c) inclusive of the Act, the Lender may without further notice by writing under the hand of any director, general manager, assistant general manager or secretary for the time being of the Lender or any person authorised by any one of them in writing appoint a Receiver of the Security Assets or any part thereof and remove any Receiver so appointed and appoint another or others in his stead and/or appoint another person to act jointly with any such Receiver and the following provisions shall have effect:

6.1.1such appointment may be made either before or after the Lender shall have entered into or taken possession of the Security Assets or any part thereof;

6.1.2such Receiver shall have and be entitled to exercise all powers conferred by the Act, without the restrictions contained in the Act, in the same way as if the Receiver had been duly appointed under the Act and in addition, shall have the power on behalf of and at the cost of the Grantor to do or omit to do anything which the Grantor could do or omit to do in relation to the Security Assets or any part thereof and in particular but without limiting any powers hereinbefore referred to shall have power to do all or any of the following:

(a)to enter upon, take possession of, collect and get in the Security Assets and for that purpose to take, defend or discontinue any proceedings or submit any matter to arbitration or mediation in the name of the Grantor;

(b)to re-let or let the Security Assets or any part thereof from time to time to such person or persons as he shall think fit for any term of years which he thinks right or on yearly monthly or weekly tenancies at the best rents which may be reasonably obtainable and to surrender or accept surrenders, grant licences or otherwise dispose of all or any of the Security Assets on such terms and conditions as he may think fit;

(c)to carry on, manage, develop, construct or diversify the business of the Grantor or any part thereof (or concur in so doing);

(d)to sell or concur in selling the Security Assets or any part thereof and to carry such sale into effect and by deed in the name and on behalf of the Grantor or otherwise convey the same to the purchaser thereof;

(e)to make any arrangement or compromise or enter into, vary or cancel any contracts which he shall think expedient in the interests of the Lender;

(f)to make and effect all such repairs, improvements, structural and other alterations or extensions or demolitions or renewals of the Security Assets as he shall think fit and renew such of the plant, machinery and any other effects of the Grantor whatsoever as shall be worn out lost or otherwise become unserviceable without being responsible for loss or damage; and do anything else in connection with the Security Assets which the Receiver may think desirable for the purpose of making productive and increasing the letting or market value of the Security Assets or protecting the security hereby created; and

(g)to effect, maintain, renew, increase or vary such insurances as he shall, in his absolute discretion, think fit;

(h)to promote the formation of a subsidiary company and/or companies of the Grantor with a view to such subsidiary company and/or companies purchasing, leasing, licensing or otherwise acquiring interests in all or any of the assets of the Grantor;

(i)to make allowances to, and re-arrangements with, any lessee, tenants or other persons from whom any rents and profits may be receivable (including the granting of any licences and reviewing rent in accordance with the terms of and varying the provisions of any leases affecting the Security Assets);

(j)to redeem any prior encumbrance and to settle and prove the accounts of the encumbrancer and accounts so settled and proved shall be conclusive and binding on the Grantor and the money so paid shall be a receivership expenses;

(k)to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Grantor or relating in any way to the Security Assets or any part thereof and take, defend, continue and discontinue any proceedings relating to the Security Assets or any part thereof;

(l)to appoint, hire and employ and to remunerate managers, agents, servants, attendants, workmen and others on such terms and generally in such manner as he shall think fit in connection with any exercise by him of any of the within powers or otherwise for any purpose connected with the Security Assets or any part thereof and to discharge any person so appointed, hired or employed; and

(m)generally, to use (at his option) the name of the Grantor in the exercise of all or any of the powers hereby conferred and to do all such other acts and things as maybe considered to be incidental or conducive to any of the matters and powers aforesaid and which the Receiver may or can lawfully do as agent for the Grantor;

6.1.3unless otherwise directed by the Lender, such Receiver may also exercise all the powers and authority vested in the Lender by these presents and in particular all powers vested in the Lender by Section 5.0 hereof;

6.1.4the Lender may from time to time fix the remuneration of such Receiver and direct payment thereof out of the Charged Property but the Grantor alone shall be liable for such remuneration;

6.1.5the Lender may from time to time or at any time require such Receiver to give security for the due performance of his duties as such Receiver and may fix the nature and amount of security to be so given but the Lender shall not be bound in any case to require any such security;

6.1.6the Lender shall be in no way responsible for any misconduct or negligence on the part of such Receiver;

6.1.7subject as provided in Section 5.0 and herein the provisions of any relevant enactment conferring powers on a mortgagee or Receiver shall apply to and be deemed to be conferred upon any Receiver appointed hereunder as if such provisions and powers were incorporated herein.

6.2Powers of Receiver to Borrow

Subject as provided in this Section, any Receiver appointed under these presents may for the purpose of defraying his costs charges, losses or expenses (including his remuneration) which shall be incurred by him in the exercise of the powers, authorities and discretions vested in him and for all other purposes hereof or any of them, raise and borrow money on the security of the Security Assets or any part thereof either in priority to the security hereby constituted or otherwise and on such terms and conditions as he may think fit and no person lending any such money shall be concerned to enquire as to the propriety or purpose of the exercise of this power or to see to the application of any monies so raised or borrowed provided that no Receiver shall exercise this power without first obtaining the written consent of the Lender but the Lender shall incur no responsibility or liability to the Grantor or otherwise by reason of its giving or refusing such consent whether absolutely or subject to any limitation or condition.

6.3Application of Monies by Receiver

The net profits of carrying on the said business and/or the net proceeds of any sale by the Receiver shall subject to any prior ranking claims thereon, and notwithstanding section 109 of the Act, be applied by him as follows:

6.3.1firstly, in payment of all costs, charges and expenses of and incidental to the appointment of the Receiver and the exercise by him of all or any of the powers aforesaid including the remuneration of the Receiver and all outgoings properly paid by him; and

6.3.2secondly, in or towards payment in the manner provided in Clause [8.3] of the Credit Agreement,

PROVIDED THAT if the Receiver shall be of the opinion that the security may prove deficient payments may be made on account of unpaid principal monies before unpaid interest due under these presents but such alteration in the order of payment of principal monies and interest shall not prejudice the right of the Lender to receive the full amount to which it would have been entitled if the primary order of payment had been observed or any less amount which the sum ultimately realised may be sufficient to pay.

6.4Liability of the Lender and Receiver

The Lender and any Receiver appointed by the Lender under this Deed shall not, in any circumstances, whether by reason of the Lender or such Receiver entering into possession of the Security Assets or any part thereof or for any other reason whatsoever be liable to account as mortgagee in possession or on any basis whatsoever for anything except actual receipts or be liable for any loss arising from any realisation of the Security Assets or any part thereof or any default or omission in relation to the Security Assets or any exercise or non-exercise of any power, authority or discretion conferred on the Lender or any Receiver in relation to the Security Assets or any part thereof by or pursuant to this Deed or the Act.

6.5Receiver Agent of the Grantor

Any Receiver appointed hereunder shall be deemed to be the agent of the Grantor for all purposes and be in the same position as the Receiver duly appointed under the Act in connection with his powers and duties hereunder save so far as he shall be specifically authorised to engage the responsibility of the Lender or shall expressly undertake personal liability which he shall not be deemed to do by entering into any contract as or in which he is described as Receiver and the Grantor shall be solely responsible for all acts and defaults of the Receiver as agent for the Grantor and for such remuneration of the Receiver as the Lender shall consider reasonable and be liable under any contracts or engagements made or entered into by him and the Lender shall not in making the appointment or in consenting thereto incur any liability for any such acts or defaults or otherwise save in the case of fraud, gross negligence or wilful misconduct.

6.6Section 108 of the Act

The provisions of section 108 of the Act (with the exception of sub-sections 1(a) and (b) thereof and save so far as modified by the provisions hereof) shall apply to these presents and to any Receiver appointed by the Lender hereunder.  Section 108(7) of the Act shall not apply to the commission and/or remuneration of a Receiver appointed pursuant to this Deed.  A Receiver shall be entitled to remuneration at a rate to be fixed by agreement between such Receiver and the Lender (or failing such agreement to be fixed by the Lender).

SECTION 7.0 - CONTINUING SECURITY, ETC.

7.1Continuing Security

The security constituted by this Deed shall be  a continuing security which shall extend to all the Secured Obligations and shall not be considered as satisfied or discharged by any intermediate payment or settlement of all or any of the Secured Obligations and is in addition to and independent of and shall not prejudice, affect or merge with any other security which the Lender may hold at any time for any of the Secured Obligations and shall not be in any way prejudiced thereby or by the invalidity thereof.

7.2Opening of New Accounts

7.2.1If for any reason the security constituted hereby or pursuant hereto ceases to be a continuing security (other than by way of discharge of such security), the Lender and any Secured Party may open a new account with or continue any existing account with the Grantor and the liability of the Grantor in respect of the Secured Obligations at the date of such cessation shall remain regardless of any payments in or out of any such account.

7.2.2At any time on receiving notice that the Grantor has created a Lien over any of the property or assets hereby charged the Lender and any Secured Party may close the then current account of the Grantor (if any) and open a new account with the Grantor and no monies paid or carried to the credit of such new account shall be appropriated towards or have the effect of discharging any part of the amount owing on this security at the date of such notice.

7.3Reinstatement

7.3.1Where any discharge (whether in respect of the obligations of the Grantor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Grantor under this Deed shall continue as if the discharge or arrangement had not occurred.

7.3.2The Lender may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

7.4Waiver of Defences

7.4.1The liability of the Grantor hereunder will not be affected by any act, omission, circumstance, matter or thing which but for this provision would release or prejudice any of its obligations hereunder or prejudice or diminish such obligations in whole or in part, including without limitation, and whether or not known to the Grantor or any Secured Party:

(a)any time, indulgence or waiver granted to, or composition with, the Grantor or any other person; or

(b)the release of the Grantor or any other person under the terms of any composition or arrangement with any creditor of the Grantor; or

(c)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or take up or enforce any rights or remedies against, or any security over assets of, the Grantor or any other person or any non-presentment or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any other security; or

(d)any legal limitation, disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of or other circumstance relating to, the Grantor or any other person; or

(e)any variation (however fundamental and whether or not involving any increase in the liability of the Grantor thereunder) or replacement of any Loan Document or any other document or security so that references to the Loan Documents or other documents or security in this Deed shall include each such variation or replacement; or

(f)any unenforceability, illegality, invalidity or frustration of any obligation of the Grantor or any other person under any Loan Document or any other document or security, or any failure of the Grantor to become bound by the terms of a Loan Document whether through any want of power or authority or otherwise; or

(g)any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Grantor under a Loan Document or any security granted therefor resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, this Deed be construed as if there were no such circumstance, to the intent that the Grantor's obligations under this Deed shall remain in full force, and this Deed shall be construed accordingly, as if there were no such circumstance, act, variation, limitation, omission, unenforceability, illegality, matter or thing.

The Lender shall not be concerned to see or investigate the powers or authorities of the Grantor or its officers or agents, and monies obtained or Secured Obligations incurred in purported exercise of such powers or authorities or by any person purporting to act on behalf of the Grantor shall be deemed to form a part of the Secured Obligations, and "Secured Obligations" shall be construed accordingly.

7.5Additional Security

This Deed is in addition to and is not in any way prejudiced by any other security now or hereafter held by the Lender.

SECTION 8.0 - SHARES

8.1Covenants relating to Shares

The Grantor hereby covenants with the Lender as security trustee on behalf of the Secured Parties that in relation to the Shares it will at all times during the continuance of this security comply with the provisions set forth in the following Clauses of this Section, save to the extent otherwise permitted by the terms of the Credit Agreement.

8.2Deposit of Title Documents

The Grantor shall:

8.2.1immediately upon the date of this Deed, or if acquired after the date of this Deed, forthwith following the acquisition of same, deposit with the Lender, or as the Lender may direct, all certificates and other documents of title or evidence of ownership in relation to any of the Shares; and

8.2.2execute in blank and deliver to the Lender all share transfer forms and all other documents which may be requested by the Lender in order to enable the Lender or its nominees to be registered as the owner or otherwise obtain a legal title to any of the Shares.

8.3Changes to Rights

The Grantor shall not take or allow the taking of any action on its behalf in relation to any of the Shares which would (in the opinion of the Lender) prejudice the value of, or the ability of the Lender to realise, the security created in this Deed.

8.4Calls

The Grantor shall pay all calls or other payments due and payable in respect of any of the Shares and in the event of the Grantor failing to do so, the Lender may, but shall not be obliged to, pay the calls or other payments on behalf of the Grantor.  The Grantor must immediately on request reimburse the Lender for any payment made by the Lender in respect of the foregoing.

8.5Other Obligations in respect of Shares

8.5.1The Grantor shall promptly copy to the Lender and comply with all requests for information which is within its knowledge relating to any of the Shares.  If it fails to do so, the Lender may elect to provide such information as it may have on behalf of the Grantor.

8.5.2The Grantor shall comply with all other conditions and obligations assumed by it in respect of any of the Shares.

8.6Voting and Dividend Rights

8.6.1Until the occurrence of an Event of Default which is continuing and upon the receipt of written notice from the Lender informing the Grantor otherwise:

(a)the Grantor may exercise the voting rights, powers and other rights in respect of the relevant Shares provided that such rights and powers must not be exercised in any manner which would prejudice the value of, or the ability of the Lender to realise, the security created by this Deed; and

(b)all dividends or other income paid or payable in relation to any investments shall be paid directly to the Grantor.

The Grantor shall indemnify the Lender against any loss or liability incurred by the Lender as a consequence of the Lender acting in respect of the Shares on the direction of the Grantor unless such loss or liability is caused by the negligence or wilful default of the Lender.

8.6.2Upon the occurrence of an Event of Default which is continuing and upon the receipt of written notice from the Lender informing the Grantor otherwise, the Lender may exercise (in the name of the Grantor and without any further consent or authority on the part of the relevant company) any voting rights and any powers or rights which may be exercised by the legal or beneficial owner of any Share, any person who is the holder of any investment.

SECTION 9.0 - SECURITY ACCOUNTS

9.1Covenants relating to Security Accounts

The Grantor hereby covenants with the Lender as security trustee on behalf of the Secured Parties that in relation to the Security Accounts it will at all times during the continuance of this security comply with the provisions set forth in the following Clauses of this Section 9.0, save to the extent otherwise permitted by the Credit Agreement.

9.2Security Accounts

All Security Accounts must, unless the Lender otherwise agrees in writing, be maintained with an Account Bank.

9.3Withdrawals

9.3.1The Grantor shall not, following the occurrence of an Event of Default which is continuing, withdraw any moneys from a Security Account except with the prior consent of the Lender.

9.3.2Subject as provided in Clause 9.3.1, the Lender (or a Receiver) may withdraw amounts standing to the credit of a Security Account to meet an amount due and payable in accordance with the terms of the Loan Documents when it is due and payable.

9.4Notices of Charge

Upon execution and delivery of this Deed, the Grantor shall immediately:

9.4.1give notice to any relevant Account Bank substantially in the form of Part 1 of Schedule 3  (Form of Letters for Security Account); and

9.4.2use its best endeavours to ensure that the Account Bank acknowledges the notice substantially in the form of Part 1 of Schedule 3  (Form of Letters for Security Account).

SECTION 10.0 - BOOK DEBT RECEIVABLES ACCOUNT

10.1Covenants relating to Book Debt Receivables Account

The Grantor hereby covenants with the Lender as security trustee on behalf of the Secured Parties that in relation to the Book Debt Receivables Account it will at all times during the continuance of this security comply with the provisions set forth in the following Clauses of this Section 10.0, save to the extent otherwise permitted by the Credit Agreement.

10.2Book Debt Receivables Account

The Book Debt Receivables Account must, unless the Lender otherwise agrees in writing, be maintained with an Account Bank.

10.3Receipts

The Grantor shall get in and realise its Book Debt Receivables in the ordinary course of its business and hold the proceeds of the getting in and realisation on trust for the Lender on behalf of the Secured Parties.

10.4Withdrawals

10.4.1The Grantor shall not, without the prior written consent of the Lender, withdraw any moneys from Book Debt Receivables Account.

10.4.2The Lender (or a Receiver) may withdraw amounts standing to the credit of a Book Debt Receivables Account to meet any Secured Obligation due and payable in accordance with the terms of the Loan Documents when it is due and payable.

10.5Notices of Charge

10.5.1Upon execution and delivery of this Deed, the Grantor shall immediately deliver to the Account Bank with which the Book Debt Receivables Account is maintained, a notice to the Account Bank, and procure that the Account Bank has signed and delivered to the Lender, a letter, in each case substantially in the form of Part 4 of Schedule 3 (Form of Notice to Account Bank operating Book Debts Receivables Accounts).

10.5.2Upon receipt of the acknowledgement in Clause  10.5.1 above from the Account Bank, the Lender will send a letter to that branch substantially in the form of Part 4 of Schedule 3  (Form of Letters for Book Debt Receivables Account).

10.5.3The Grantor shall:

(a)collect all Book Debt Receivables in the ordinary course of trading as agent for the Lender;

(b)immediately upon receipt pay all monies which it may receive in respect of the Book Debt Receivables into the Book Debt Receivables Account;

(c)pending such payment into a Book Debt Receivables Account hold all monies so received upon trust for the Lender.

10.6Legal Assignment

The Grantor shall, if called upon to do so by the Lender, execute and deliver to the Lender a legal assignment of its then Book Debt Receivables and other debts on such terms as the Lender may require and give notice thereof to the debtors from whom the same are due owing or incurred and take any other steps as the Bank may require to perfect such legal assignment.

SECTION 11.0 - RELEVANT CONTRACTS/INSURANCES

11.1Covenants relating to Relevant Contracts and Insurances

The Grantor hereby covenants with the Lender as security trustee on behalf of the Secured Parties that in relation to the Relevant Contracts and Insurances it will at all times during the continuance of this security comply with the provisions set forth in the following Clauses of this Section.

11.2Preservation

The Grantor shall not, without the prior written consent of the Lender:

11.2.1amend or waive any term of, or terminate, any Relevant Contract to which it is a party; or

11.2.2take any action which might jeopardise the existence or enforceability of any such Relevant Contract.

11.3Further Undertakings

The Grantor hereby further undertakes with the Lender that it shall:

11.3.1duly and promptly perform its obligations, and diligently pursue its rights, under each Relevant Contract to which it is a party; and

11.3.2supply the Lender and any Receiver with copies of each Relevant Contract and any information and documentation relating to any Relevant Contract requested by the Lender or any Receiver.

11.4Notices of Assignment

Upon execution and delivery of this Deed, the Grantor shall immediately serve a notice of assignment:

11.4.1in relation to the Insurances, substantially in the form of Part 2 of Schedule 3  (Notice of Assignment of Insurances);

11.4.2in relation to the Relevant Contracts, substantially in the form set out in Part 2 of Schedule 3 (Notice to Contract Party), on each counterparty to a Relevant Contract to which it is a party; and

11.4.3use its best endeavours to procure that each such party acknowledges that notice, substantially in the form of Part 3 of Schedule 3  (Letter of Undertaking) or Part 3 of Schedule 3  (Acknowledgement from Contract Party) as the case may be.

SECTION 12.0 - INTELLECTUAL PROPERTY

12.1Covenants relating to Intellectual Property

The Grantor hereby covenants with the Lender as security trustee on behalf of the Secured Parties that in relation to the Intellectual Property it will at all times during the continuance of this security comply with the provisions set forth in the following Clauses of this Section.

12.2Intellectual Property

The Grantor shall:

12.2.1if it shall become aware of any infringement of its Intellectual Property, at once give the Lender all information in its possession with regard thereto and at its own cost commence and diligently prosecute and permit the Lender in the name, and at the cost of the Grantor, to commence and prosecute all proceedings which in the sole opinion of the Lender are necessary to prevent such infringement or to recover damages in respect thereof;

12.2.2not, without prior written consent of the Lender in relation to its Intellectual Property or any part thereof grant any exclusive registered user agreement or exclusive licence;

12.2.3lodge all notices, complete all filings and registrations and do all other acts as may be necessary to ensure that its Intellectual Property is valid and subsisting and remains vested in it and take all such actions and proceedings as are reasonably necessary to protect such Intellectual Property and if any or all such Intellectual Property shall at any time become void to lodge all notices and do all acts as may be necessary to restore such Intellectual Property to it and in particular to pay all fees as may be necessary for all of the above purposes before the same shall become due.

SECTION 13.0 - GENERAL PROVISIONS

13.1Assignment

The provisions of Clause 10.6 of the Credit Agreement shall apply to this Deed as though references to “this Agreement” were to “this Deed”.

13.2Consolidation

The statutory restrictions on the consolidation of mortgages shall not apply to this security.

13.3Protection of Purchaser

Where a conveyance is made in professed exercise of the power of sale applicable hereto the title of the purchaser (the "Purchaser") shall not be impeachable on the grounds that no case has arisen to authorise the sale or that due notice was not given or that the power was otherwise improperly exercised and the Purchaser shall not either before or on conveyance be concerned to see or inquire whether a case has arisen to authorise the sale or due notice has been given or the power is otherwise than properly or regularly exercised but this provision shall not prejudice a claim for damages against the person exercising the power or any person damnified by an unauthorised or improper or irregular exercise thereof.

13.4No Waivers,  Remedies Cumulative

No failure on the part of the Lender (or any Secured Party) to exercise, nor any delay in exercising any right, remedy, power or privilege under this Deed or any Loan Document will operate as a waiver thereof, nor will any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under this Deed are cumulative and not exclusive of any such right, remedy, power or privilege that may otherwise be available to the Lender or any Secured Party.

13.5Set-off

In addition to any other right of set-off to which the Lender (or any Secured Party) may at any time be entitled (whether by agreement, operation or law or otherwise), the Lender (or any Secured Party) may at any time after the occurrence and during the continuance of an Event of Default (both before and after any demand hereunder and without notice) set-off any liability of the Grantor to the Lender (or any Secured Party) (whether actual or contingent and whether or not then due and payable) against any credit balance on any account of the Grantor with the Lender (or any Secured Party) and may retain the whole or any part of such credit balance to meet the liability of the Grantor to the Lender (or any Secured Party).

13.6Preferential Claims

The Grantor shall procure that all debts and obligations to or in respect of persons employed by the Grantor which by law may have priority over the security hereby created shall be punctually duly paid and discharged.

13.7Power of Attorney

13.7.1The Grantor by way of security irrevocably appoints the Lender as security trustee on behalf of the Secured Parties (whether or not a Receiver has been appointed) and, also as a separate appointment, or any Receiver or Receivers appointed to be the attorney or attorneys of the Grantor for the Grantor and in the name and on behalf of the Grantor as its act and deed to execute, deliver and perfect all documents and do all things which the attorney may consider to be required or desirable for:

(a)carrying out any obligation imposed on the Grantor by this Deed (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of any of the Security Assets); and

(b)enabling the Lender and/or any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Deed or by law (including the exercise of any right of a legal or beneficial owner of any of the Security Assets).

13.7.2The Grantor shall ratify and confirm all things done and all documents executed by any attorney in the exercise or purported exercise of any of his powers.

13.7.3The Power of Attorney referred to in this Deed shall become enforceable following the occurrence of an Event of Default which shall be continuing.

13.8Waiver

A waiver by the Lender (or any Secured Party) of any breach of any of the terms provisions or conditions hereof or the acquiescence by the Lender (or any Secured Party) in any act (whether commission or omission) shall not constitute a general waiver of such term provision or condition or of any subsequent act contrary thereto.

13.9Enforcement of Other Rights

The Grantor waives any right it may have of first requiring the Lender (or any Secured Party) to proceed against or enforce any other rights or security the Lender (or any Secured Party) may have or benefit from before enforcing the security constituted hereby.

13.10Appropriations

Until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Lender as security trustee on behalf of the Secured Parties may:

13.10.1refrain from applying or enforcing any other monies, security or rights held or received by it in respect of the Secured Obligations unless and until the amounts recovered by the Lender from the Grantor are sufficient to discharge in full all of the Secured Obligations PROVIDED THAT it holds any such other monies not applied in accordance with Clause 13.10.2 below or apply and enforce the same in such manner and order as it sees fit (whether against the Secured Obligations or otherwise) and the Grantor shall not be entitled to the benefit of the same; and

13.10.2hold in a suspense account any moneys received from the Grantor or on account of the Grantor's liability in respect of the Secured Obligations.  Amounts standing to the credit of any such suspense account shall bear interest at a rate considered by the Lender (acting reasonably) to be a fair market rate.

13.11Authority of the Lender

The Grantor acknowledges that the rights and responsibilities of the Lender under this Deed with respect to any action taken by the Lender or the exercise or non-exercise by the Lender of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Deed shall, as between the Lender and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Lender and the Grantor, the Lender shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation or entitlement to make any inquiry respecting such authority.

13.12Duty; Obligations and Liabilities

The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Assets in its possession shall be to deal with them in the same manner as the Lender deals with similar property for its own account.  The powers conferred on the Lender hereunder are solely to protect the Lender’s interest in the Security Assets and shall not impose any duty upon the Lender to exercise any such powers.  The Lender shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Affiliates shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction.  In addition, the Lender shall not be liable or responsible for any loss or damage to any Security Assets, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Lender in good faith.

13.13Obligations and Liabilities with respect to Security Assets

No Secured Party and no Affiliates thereof shall be liable for failure to demand, collect or realise upon any Security Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Assets upon the request of the Grantor or any other person or to take any other action whatsoever with regard to any Security Assets.  The powers conferred on the Lender hereunder shall not impose any duty upon any other Secured Party to exercise any such powers.  The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction.

13.14Additional Powers

13.14.1By way of supplement to the Trustee Act 1893 (as amended) it is expressly declared as follows:

(a)the Lender (as security trustee on behalf of the Secured Parties) may in relation to any of the provisions of this Deed act or rely upon the opinion or advice of or any information obtained from any lawyer, accountant, valuer, surveyor, broker, auctioneer or other expert commissioned by the Lender (as security trustee on behalf of the Secured Parties) and the Lender shall not be responsible for any loss occasioned by so acting or relying;

(b)the Lender (as security trustee on behalf of the Secured Parties) shall not be liable for acting on any opinion, advice or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

(c)the Lender (as security trustee on behalf of the Secured Parties) may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

(d)neither the Lender (as security trustee on behalf of the Secured Parties) nor any of its officers, employees or agents shall be liable for:

(i)the execution, genuineness, validity, enforceability or sufficiency of this Deed, any Loan Document or any other document in connection therewith; or

(ii)the collectability of amounts payable hereunder; or

(iii)the accuracy of any statement (whether written or not) made in or in connection with this Deed or other document in connection therewith;

(e)the Lender (as security trustee on behalf of the Secured Parties) and every attorney, agent or other person appointed by it under or in connection with this Deed shall be entitled to be indemnified out of amounts received by the Lender (as security trustee on behalf of the Secured Parties) under this Deed against all liabilities and expenses reasonably and properly incurred in the execution of any power, trust, authority or discretion in connection with this Deed and against all actions, proceedings, costs, claims and demands in respect of any matter or things done or omitted to be done in any way relating to this Deed unless the same result from the gross negligence or wilful default of the Lender (as security trustee on behalf of the Secured Parties) or any such attorney, agent or other person;

(f)all moneys which under the trusts contained in this Deed are received or held by the Lender (as security trustee on behalf of the Secured Parties) may be invested in the name of the Lender (as security trustee on behalf of the Secured Parties) or any nominee or under the control of the Lender (as security trustee on behalf of the Secured Parties) in any investment for the time being authorised by Irish law for the investment by a trustee of trust moneys or by placing the same on deposit in the name of the Lender (as security trustee on behalf of the Secured Parties) or any nominee or under the control of the Lender (as security trustee on behalf of the Secured Parties) at such bank or institution (including the Lender (as security trustee on behalf of the Secured Parties)) as the Lender subject to the terms hereof, the Lender may direct or in such currency as the Lender or, subject to the terms hereof, the Lender may direct and the Lender (as security trustee on behalf of the Secured Parties) may at any time vary or transfer any such investments for or into other such investments or convert any moneys so deposited into any other currency as the Lender or subject to the terms hereof, the Lender shall from time to time direct and shall not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise;

(g)the Lender (as security trustee on behalf of the Secured Parties) shall have full power to determine all questions and doubts arising in relation to the interpretation or application of any of the provisions of this Deed as it affects the Lender (as security trustee on behalf of the Secured Parties) and every such determination (whether made upon a question actually raised or implied in the acts or proceedings of the Lender (as security trustee on behalf of the Secured Parties)) shall be conclusive and shall bind the other parties hereto provided it is reasonable;

(h)the Lender (as security trustee on behalf of the Secured Parties) may in the conduct of the trusts hereof (otherwise than in relation to its right to make any declaration, determination or decision) instead of acting personally employ and pay an agent (whether being a lawyer or other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Lender (as security trustee on behalf of the Secured Parties) (including the receipt and payment of money) and any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with the trusts hereof; and

(i)any investment or any part or all of the Security Asset may, at the discretion of the Lender (as security trustee on behalf of the Secured Parties), be made or retained in the names of nominees.

13.14.2The Lender (as security trustee on behalf of the Secured Parties) may assume without enquiry (in the absence of knowledge by or an express notice to it to the contrary acquired or received by it in its capacity as Lender (as security trustee on behalf of the Secured Parties) hereunder) that each of the parties hereto is duly performing and observing all its obligations contained in this Deed.

13.14.3The Lender (as security trustee on behalf of the Secured Parties) may, from time to time, be the Lender (as security agent on behalf of the Secured Parties) or act in any other capacity in respect of a Loan Party and shall in such event be entitled, notwithstanding that it is also a Lender, to take or refrain from taking, any action which it would be entitled so to take if it was not the Lender (as security trustee on behalf of the Secured Parties) and shall not be precluded, by virtue of its position as the Lender (as security trustee on behalf of the Secured Parties), or in any other capacity, from exercising any of its discretions, powers and duties as Lender (as security trustee on behalf of the Secured Parties). The Lender (as security trustee on behalf of the Secured Parties) may enter into any financial or business contracts or any other transaction or arrangement with the Grantor or any other person and the Lender (as security trustee on behalf of the Secured Parties) shall be in no way accountable to the Grantor or any other person for any profits or benefits arising from any such contract or transaction.

13.14.4The powers, trusts, authorities and discretions conferred upon the Lender (as security trustee on behalf of the Secured Parties) by this Deed shall be in addition to any which may from time to time be vested in the Lender by the general law or otherwise.

13.14.5The Lender (as security trustee on behalf of the Secured Parties) shall have the power, in any circumstances, to appoint a new or additional trustee or trustees, being person(s) appointed by the Lender (as security trustee on behalf of the Secured Parties) at its sole discretion.  Any appointment of a new, additional trustee or trustees shall be in writing signed by or on behalf of the Lender (as security trustee on behalf of the Secured Parties).  These powers shall be in addition to the powers contained in the Trustee Act 1893 (as amended).

13.14.6The Lender may retire at any time and without being responsible for the costs occasioned by such retirement.  Prior to confirmation by the Lender that the Secured Obligations have been irrevocably discharged in full, the retirement of the Lender (as security trustee on behalf of the Secured Parties) shall not take effect until the appointment of a new Lender (as security trustee on behalf of the Secured Parties) (the “New Trustee”) has been made and accepted by the Lender and the new Trustee (as security trustee on behalf of the Secured Parties) shall have executed all deeds and documents as are necessary to effect such appointment and the transfer of the Lender’s rights and obligations under this Deed.

13.15Notices

13.15.1Any notice, demand or other communication required or permitted to be given or made under this Deed shall be addressed or sent as follows:

(a)if to the Lender to:

Address:	15260 Ventura Blvd., Suite 1800
Shearman Oaks, CA 91403
Attention:	Vicky Regan
Fax No:	(818) 783-7984

(b)if to the Grantor, to:

Address:	Arthur Cox Building

Earlsfort Centre
Earlsfort Terrace
Dublin 2
Ireland

Attention:	David Ryan
Fax No:	+353 1 9012199

13.15.2Any notice, demand or other communication required or permitted to be given or made hereunder shall be validly given or made if delivered personally or if despatched by pre-paid letter post addressed as aforesaid or if sent by fax message to such fax number (if any) as may be specified as aforesaid and shall be deemed to be given or made:

(a)if delivered by hand - at the time of delivery; and

(b)if sent by post - two Business Days after the same shall have been posted.

13.16Non-Competition

13.16.1Until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full the Grantor shall not by virtue of any payment made, security realised or monies received or recovered under the Loan Documents or any security therefor for or on account of the liability of any third party:

(a)be subrogated to any rights, security or moneys held, received or receivable by the Lender or the Secured Parties (or any trustee or agent on their behalf) or be entitled to any right of contribution or indemnity; or

(b)claim, rank, prove or vote as a creditor of any other Loan Party or its estate in competition with the Lender (or any trustee or agent on its behalf); or

(c)receive, claim or have the benefit of any payment, distribution or security from or on account of any other Loan Party, or exercise any right of set-off as against any other Loan Party.

13.16.2The Grantor will hold in trust for and forthwith pay or transfer to the Lender any payment or distribution or benefit of security received by it contrary to the provision of this Clause 13.16.  If the Grantor exercises any right of set-off contrary to the above, it will forthwith pay an amount equal to the amount set off to the Lender.

13.17Counterparts

This Deed may be executed in any number of counterparts and by the parties to this Deed on separate counterparts, each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

13.18Governing Law and Jurisdiction

13.18.1This Deed shall be governed by and construed in accordance with the laws of Ireland.

13.18.2The Grantor hereby agrees for the exclusive benefit of the Lender that any legal action or proceeding (the "Proceedings") brought against it with respect to this Deed may be brought in the High Court in Ireland or such other competent Court of Ireland as the Lender may elect and the Grantor waives any objection to the Proceedings being taken in such courts whether on the grounds of venue or on the ground that the Proceedings have been brought in an inconvenient forum.  The Grantor undertakes to enter an unconditional appearance within 14 days after the completion of any service or process of any Proceedings.  The Grantor hereby consents to the service by post of any process issued in that jurisdiction.  Nothing herein shall affect the Lender's right to serve process in any other manner permitted by law.

13.18.3Nothing in this Clause shall limit the right of the Lender to take Proceedings to any other court or competent jurisdiction nor shall the taking of Proceedings in any or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

IN WITNESS whereof the parties have executed and delivered this Deed on the date specified above.

SCHEDULE  1

Scheduled Property

None at the date of this Deed.

SCHEDULE  2

PART 1

The Fixtures and Fittings

None at the date of this Deed.

PART 2

The Relevant Contracts

None at the date of this Deed.

PART 3

The Licences

None at the date of this Deed.

PART 4

The Shares

None at the date of this Deed.

PART 5

The Intellectual Property

None at the date of this Deed.

PART 6

The Security Accounts

None at the date of this Deed.

PART 7

The Book Debt Receivable Account

None at the date of this Deed.

PART  8

The Insurances

None at the date of this Deed.

SCHEDULE 3

PART 1

Form of Letters for Security Account

PART A

Notice to Account Bank

[On the letterhead of the Grantor]

To:[Account Bank]

[Date]

Dear Sirs

Security Deed dated [                      ] 2014 (the "Security Deed") between (1) Rightside Domains Europe Limited and (2) Silicon Valley Bank (acting as security trustee for the Secured Parties) (the “Lender”)

1.This letter constitutes notice to you that pursuant to the Security Deed we have charged (by way of a first fixed charge) in favour of the Lender all our right, title and interest in respect of any monies standing to the credit of the accounts maintained by us with you, more particular details of which are set out in the Schedule to this Notice (the "Accounts").

2.We irrevocably instruct and authorise you to:

2.1disclose to the Lender any information relating to any Account requested from you by the Lender;

2.2comply with the terms of any written notice or instruction relating to any Account received by you from the Lender;

2.3hold all sums standing to the credit of any Account to the order of the Lender; and

2.4pay or release any sum standing to the credit of any Account in accordance with the written instructions of the Lender.

3.We are not permitted to withdraw any amount from any Account without the prior written consent of the Lender.

4.We acknowledge that you may comply with the instructions in this letter without any further permission from us.

5.We enclose a copy of the Security Deed.

6.The instructions in this letter may not be revoked or amended without the prior written consent of the Lender.

7.This letter is governed by Irish law.

8.Please confirm your agreement to the above by sending the attached acknowledgement to the Lender at [                   ] with a copy to ourselves.

Yours faithfully

………………………………

(Authorised signatory)

RIGHTSIDE DOMAINS EUROPE LIMITED

Schedule

The Security Accounts

[Details]

PART B

Acknowledgement of Security Account Bank

[On the letterhead of the Account Bank]

To:Silicon Valley Bank (as security trustee on behalf of the Secured Parties) (the “Lender”)

Copy:[Grantor]

[Date]

Dear Sirs

Security Deed dated [                      ] 2014 (the "Security Deed") between (1) Rightside Domains Europe Limited and (2) Silicon Valley Bank (as security trustee on behalf of the Secured Parties) (the “Lender”)

We confirm receipt from DMIH Limited (the "Grantor") of a notice (the "Notice") dated [                      ] 2014 with respect to a charge under the terms of the Security Deed over all the right, title and interest of the Grantor to any amount standing to the credit of any of the Grantor's accounts with us (the "Accounts").

We confirm that we:

1.accept the instructions contained in the notice and agree to comply with the Notice;

2.have not received notice of the interest of any third party in any Account;

3.have neither claimed nor exercised, nor will claim or exercise, any security interest, set-off, counterclaim or other right in respect of any Account; and

4.will not permit any amount to be withdrawn from any Account without your prior written consent.

The Accounts maintained with us are:

[Specify accounts and account numbers]

This letter is governed by Irish law.

Yours faithfully

…………………………………

(Authorised signatory)

[Account Bank]

PART 2

Forms of Letter for Contracts

PART A

Notice to Counterparty

To:[Contract party]

[Date]

Dear Sirs

Security Deed dated [                      ] 2014 (the "Security Deed") between (1) Rightside Domains Europe Limited and (2) Silicon Valley Bank (as security trustee on behalf of the Secured Parties) (the “Lender”)

1.This letter constitutes notice to you that under the Security Deed we have assigned by way of security to the Lender all our right, title and interest in and to [insert details of Contracts or add a schedule of Contracts] (the "Contracts").

2.We confirm that:

2.1we will remain liable under the Contracts to perform all the obligations assumed by us under the Contracts; and

2.2none of the Lender, its agents, any receiver or any other person will at any time be under any obligation or liability to you under or in respect of the Contracts.

3.We will also remain entitled to exercise all our rights, powers and discretions under the Contracts, and you should continue to give notices under the Contracts to us, unless and until you receive notice from the Lender to the contrary stating that the security has become enforceable.  In this event, all the rights, powers and discretions will be exercisable by, and notices must be given to, the Lender or as it directs.

4.Please note that we have agreed that we will not amend or waive any provision of or terminate the Contracts without the prior consent of the Lender.

5.This letter is governed by Irish law.

Please acknowledge receipt of this letter by sending the attached acknowledgement to the Lender at [                      ].

Yours faithfully

…………………………

(Authorised signatory)

RIGHTSIDE DOMAINS EUROPE LIMITED

PART B

Acknowledgement of Counterparty

To:Silicon Valley Bank

Copy:Rightside Domains Europe Limited

[Date]

Dear Sirs

We confirm receipt from Rightside Domains Europe Limited (the "Grantor") of a notice dated [                      ] (the "Notice") of an assignment on the terms of the Security Deed dated [                      ] 2014 of all the Grantor's right, title and interest in and to [insert details of the Contracts] (the "Contracts").

We confirm that we will pay all sums due, and give notices, under the Contracts as directed in the Notice.

This letter is governed by Irish law.

Yours faithfully

……………………………..

(Authorised signatory)

[Counterparty]

PART 3

PART A

Notice of Assignment of Insurances

(for attachment by way of endorsement to the Insurance Policies)

To:[Insurer]

[Date]

We,  DMIH Limited hereby give notice that by a Security  Deed dated [               ], between (1) Rightside Domains Europe Limited and (2) Silicon Valley Bank (as security trustee on behalf of the Secured Parties) (the “Lender”), we have assigned to the Lender the policies of insurance more particular details of which are set out in the Schedule to this Notice (the "Policies") and all our interest (including the benefit of all money owing or to become owing to us in respect of the Policies together with all interest thereon).

We hereby irrevocably authorise and instruct you to issue a letter of undertaking, in the form attached, to the Lender and to act on the instructions of the Lender in the manner provided in that letter without any further reference to or authorisation from us.

This letter shall be governed by Irish law.

Yours faithfully

…………………………

(Authorised signatory)

RIGHTSIDE DOMAINS EUROPE LIMITED

SCHEDULE

Policies

PART B

Letter of Undertaking

To:Silicon Valley Bank as security trustee on behalf of the Secured Parties (the “Lender”)

[Date]

Dear Sirs,

Letter of Undertaking

In accordance with an assignment of the insurance policies referred to in the Schedule to this letter (the "Policies") made by DMIH Limited (the "Grantor") we undertake:

1.to note your interest as loss payee on the Policies;

2.to disclose to you without any reference to or further authority from the Grantor such information relating to the Policies as you may at any time request;

3.not to release any of the Policies on request by the Grantor without your prior written consent;

4.following written notification from you of the occurrence of an Event of Default which is outstanding, to pay all claims payable under the policies of Insurance to you unless you otherwise agree in writing and save as obliged by law.

This letter shall be governed by Irish law.

Yours faithfully,

..............................
for and on behalf of

[Insurer]

SCHEDULE

Policies

PART 4

Form of notice to and acknowledgement from bank operating Book Debt Receivables Account

To:[insert name and address of Account Bank]

Dear Sirs

Re:	Account Holder: Rightside Domains Europe Limited (the "Grantor")
Account No: (the "Book Debt Receivables Account")
Account Branch: [insert branch address]

1.We give notice that, by a Security Deed dated                     2014 (the "Security Deed") between (1) the Grantor and (2) Silicon Valley Bank (the "Lender"), the Grantor has charged to the Lender all its present and future right, title and interest in and to:

1.1[the Book Debt Receivables, the Book Debt Receivables Account, all monies from time to time standing to the credit of the Book Debt Receivables Account and all additions to or renewals or replacements thereof (in whatever currency); and

1.2all monies standing to the credit of any other accounts from time to time maintained with you by the Grantor,]

(together the "Charged Accounts") and to all interest from time to time accrued or accruing on the Charged Accounts and all rights to repayment of any of the foregoing by you.

2.We advise you that, under the terms of the Security  Deed, we are not entitled to withdraw any monies from the Book Debt Receivables Accounts without first having obtained the prior written consent of the Lender.

3.We irrevocably authorise and instruct you from time to time:

3.1unless the Lender so authorises you, not to permit withdrawals from the Security Accounts;

3.2to hold all monies from time to time standing to the credit of the Charged Accounts to the order of the Lender;

3.3to pay all or any part of the monies standing to the credit of the Charged Accounts to the Lender (or as it may direct) promptly following receipt of written instructions from the Lender to that effect; and

3.4to disclose to the Lender such information relating to the Grantor and the Charged Accounts as the Lender may from time to time request you to provide.

3.5[to pay all monies received by you for our account to (and only to) [specify account].]

4.We agree that you are not bound to enquire whether the right of the Lender to withdraw any monies from any Charged Account has arisen or be concerned with the propriety or regularity of the exercise of that right or to be concerned with notice to the contrary or be concerned with or responsible for the application of any monies received by the Lender.

5.The provisions of this notice may only be revoked or amended with the prior written consent of the Lender.

6.Please confirm by completing the enclosed copy of this notice and returning it to the Lender (with a copy to the Grantor) that:

6.1you agree to act in accordance with the provisions of this notice;

6.2you have not, at the date this notice is returned to the Lender, received notice of any assignment or charge of or claim to the monies standing to the credit of any of the Charged Accounts or the grant of any security or other interest over those monies in favour of any third party and you will notify the Lender promptly if you should do so in the future; and

6.3you do not now and will not in the future exercise any right to combine accounts or any rights of set-off or lien or any similar rights in relation to the monies standing to the credit of the Charged Accounts.

7.This notice (and any acknowledgement) shall be governed by and construed in accordance with the laws of Ireland.

Yours faithfully,

______________________________

for and on behalf of

RIGHTSIDE DOMAINS EUROPE LIMITED

Countersigned by

______________________________

for and on behalf of

[                      ]

[On Copy]

To:Silicon Valley Bank

as security trustee on behalf of the Secured Parties (the “Lender”)

[                      ]

Copy to:  Rightside Domains Europe Limited

We acknowledge receipt of the above notice. We confirm and agree:

(a)that the matters referred to in it do not conflict with the terms which apply to any Charged Account; and

(b)the matters set out in paragraphs 1 to 3 in the above notice.

_________________________

for and on behalf of

[Account Bank]

Dated: [                      ]

EXECUTION PAGE

Grantor

RIGHTSIDE DOMAINS EUROPE LIMITED:
GIVEN under the COMMON SEAL of RIGHTSIDE DOMAINS EUROPE LIMITED:	/s/ David Ryan
Director

Jacqui McGowan Smyth
Director/Secretary For and on behalf of BRADWELL LIMITED

Security Trustee

Signed by and duly authorised on behalf of SILICON VALLEY BANK (as security trustee for the Secured Parties)	/s/ Ted Bell
Authorised Signatory

WF-9453855.exv